UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2022

HyreCar Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38561	47-2480487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Wilshire Blvd., Suite# 1950 Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 688-6769

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HYRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.        Entry into a Material Definitive Agreement.

Performance Guaranty

On September 2, 2022, HyreCar Inc. (the “Company”) executed and delivered a Performance Guaranty in favor of the trustee under a Base Indenture (as defined below) for the benefit of certain holders of asset-backed notes issued under the Base Indenture as supplemented by an Indenture Supplement thereto (as defined below), the administrative agent for such noteholders and certain of their affiliates (the “Performance Guaranty”). The Performance Guaranty, as further described below, was entered into and delivered by the Company in connection with the formation of HyreDrive, LLC (“HyreDrive”), which is a joint venture between the Company and AmeriDrive Holdings, Inc. (“AmeriDrive”) and established for the primary purpose of expanding the parties’ strategic relationship intended to create a larger national network of vehicle supply for the Company’s technology platform. The Company holds a 1% membership interest in HyreDrive, and AmeriDrive holds a 99% membership interest therein. HyreDrive is a special purpose entity, and, pursuant to generally accepted accounting principles, its assets, liabilities and results of operations will not be consolidated with those of the Company. HyreDrive has established a bankruptcy remote, wholly owned subsidiary of HyreDrive (the “HyreDrive SPV”) and a titling trust to facilitate the acquisition and financing of vehicles.

HyreDrive SPV may from time to time issue series of secured asset-backed notes pursuant to the terms of a base indenture (the “Base Indenture”) between it and Wilmington Trust, National Association, as trustee and securities intermediary. Proceeds from any asset-backed notes issued will be used to fund all or part of the purchase price of vehicles allocated to a special unit of beneficial interest in a titling trust or to finance the purchase of new vehicles from third parties that will be similarly allocated to such special unit of beneficial interest. The Base Indenture, together with a Series 2022-1 Supplement to the Base Indenture (the “Indenture Supplement” and, together with the Base Indenture, the “Indenture”), sets forth the terms for the issuance of asset-backed notes under the Indenture. The Company, solely in its capacity as a performance guarantor (as further described below), is a party to the Indenture Supplement for the limited purpose of confirming certain representations, warranties and covenants set forth in the Indenture Supplement related to the issuance of asset-backed notes and the collateral securing the obligations under such notes.

Pursuant to the Performance Guaranty, the Company will guaranty the performance by AmeriDrive and HyreDrive in certain of their capacities, and for the limited reasons set forth under various documents and obligations identified in the Base Indenture. The Performance Guaranty includes the obligation to direct payment of collections in accordance with the terms of the applicable documents, however, the Performance Guaranty is not a guaranty by the Company of the asset-backed notes of the HyreDrive SPV or of any payment obligations of HyreDrive under that certain Master Motor Vehicle Operating Lease and Servicing Agreement, dated as of September 2, 2022, by and among HyreDrive Titling Trust as Lessor, the HyreDrive SPV, as Issuer, HyreDrive, as Lessee, and AmeriDrive, as Servicer (each as defined therein). The terms of the Performance Guaranty expressly provide there is no recourse to the Company for any non-payment or delay in payment of any payment obligations of the HyreDrive SPV by reason of the bankruptcy, insolvency or lack of creditworthiness or other financial or credit condition or financial default or inability to pay by the HyreDrive SPV or the un-collectability of any such payment obligations.

The foregoing summary of the Performance Guaranty is qualified in its entirety by reference to the form of the Performance Guaranty, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 3.02.        Unregistered Sales of Equity Securities.

Warrants

On September 2, 2022, the Company issued a warrant (“Warrant 1”) which may be exercised to purchase up to an aggregate of 2,680,179 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), at a per share exercise price equal to $1.02. Warrant 1 is exercisable for 1,340,090 shares of Common Stock, and the exercisability of Warrant 1 for the remaining 1,340,089 shares of Common Stock is subject to certain vesting criteria. If Warrant 1 would cause its holder or its affiliates to own five percent (5%) or more of the outstanding shares of the voting stock of the Company (the “Share Cap”), Warrant 1 shall be exercisable for the number of shares of Common Stock not to exceed the Share Cap with the remainder exercisable for the Company's Series A Convertible Non-Voting Preferred Stock (as defined below). Warrant 1 was issued to the holder as compensation for its role in assisting the Company in structuring the issuances of notes issued under the Indenture Supplement. Warrant 1 will expire on September 2, 2032.

On September 2, 2022, the Company issued a warrant (“Warrant 2” and collectively with Warrant 1, the “Warrants”) which may be exercised to purchase up to an aggregate of 541,451 shares of Common Stock, at a per share exercise price equal to $1.02. Warrant 2 is exercisable for 270,726 shares of Common Stock, and the exercisability of Warrant 2 for the remaining 270,725 shares of Common Stock is subject to certain vesting criteria. Warrant 2 was issued to the holder in connection with its purchase of certain notes issued under the Indenture Supplement. Warrant 2 will expire on September 2, 2032.

The holder of each Warrant represented to the Company, among other things, that each such holder was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The description of the Warrants is qualified in its entirety by reference to the full text of the Warrants, which are incorporated by reference herein. Forms of Warrant 1 and Warrant 2 are included herein as Exhibits 4.1 and 4.2, respectively.

Private Placement of Common Stock

As previously disclosed in our Current Report on Form 8-K filed on August 17, 2022, the Company entered into a common stock purchase agreement (the “Purchase Agreement”) with certain accredited investors (as defined in Rule 501 under the Securities Act (the “Purchasers”) pursuant to which the Purchasers agreed to purchase, and the Company agreed to sell, 5,789,716 shares (the “PIPE Shares”) of Common Stock, at an aggregate purchase price of $4,999,998.74 (the “Private Placement”). The Private Placement closed on September 7, 2022. The PIPE Shares were issued and sold by the Company in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 2, 2022 (the “Filing Date”), the Company filed the Certificate of Designations of Preferences, Rights and Limitations of the Series A Convertible Non-Voting Preferred Stock (the "Certificate of Designations") with the Secretary of State of the State of Delaware. The Certificate of Designations provides for the issuance of the shares of the Company’s preferred stock, par value $0.00001 per share, designated as Series A Convertible Non-Voting Preferred Stock (“Series A Convertible Non-Voting Preferred Stock”).

As to dividend rights and distributions declared by the Company’s Board of Directors, the shares of Series A Convertible Non-Voting Preferred Stock rank (i) senior to any class or series of capital stock of the Company created after the Filing Date specifically ranking by its terms junior to the Series A Convertible Non-Voting Preferred Stock (“Junior Securities”), (ii) on par with any class or series of capital stock of the Company created after the Filing Date specifically ranking by its terms on par with the Series A Convertible Non-Voting Preferred Stock (“Parity Securities”), (iii) junior to any class or series of capital stock of the Company created after the Filing Date specifically ranking by its terms senior to the Series A Convertible Non-Voting Preferred Stock (“Senior Securities”), and (iv) senior to the Common Stock. As to distributions of assets upon liquidation, dissolution or winding up of the Company, the shares of Series A Convertible Non-Voting Preferred Stock rank (i) senior to any class or series of Junior Securities, (ii) on par with any class or series of Parity Securities, (iii) junior to any class or series of Senior Securities, and (iv) on par with the Common Stock.

As described in the Certificate of Designations, the shares of Series A Convertible Non-Voting Preferred Stock have no voting rights.

Each share of Series A Convertible Non-Voting Preferred Stock is convertible at any time at the holder’s option into such number of fully paid and non-assessable shares of Common Stock as determined by multiplying one share of Series A Convertible Non-Voting Preferred Stock by the Series A Conversion Rate in effect at the time of conversion. The “Series A Conversion Rate” is initially 1.0, but is subject to adjustment for stock splits and combinations, as specified in the Certificate of Designations. The Certificate of Designations further provides that the Company will not effect any conversion of the shares of Series A Convertible Non-Voting Preferred Stock in certain circumstances as detailed in the Certificate of Designations.

Additionally, the Series A Convertible Non-Voting Preferred Stock will automatically convert, without further action by a holder, in the event such holder, directly or indirectly, transfers such shares to a person other than the holder or an affiliate of such holder.

The foregoing summary of the Certificate of Designations does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01.        Regulation FD Disclosure.

On September 6, 2022, the Company issued a press release announcing the closing of a warehouse facility. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Item 9.01.        Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Non-Voting Preferred Stock, filed with the Delaware Secretary of State on September 2, 2022.
4.1	Form of Warrant to Purchase Shares of Common Stock, dated September 2, 2022.
4.2	Form of Warrant to Purchase Shares of Common Stock, dated September 2, 2022.
10.1	Performance Guaranty, dated September 2, 2022, by HyreCar Inc., in favor of Wilmington Trust, National Association, for the benefit of the Noteholders as defined therein.
99.1	Press Release issued by the Company dated September 6, 2022.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYRECAR INC.

Dated: September 7, 2022	By:	/s/ Joseph Furnari
Name: Joseph Furnari Title: Chief Executive Officer